Exhibit 99.2

LUMARA HEALTH INC.

Unaudited Condensed Consolidated

Financial Statements

As of September 30, 2014 (Successor Company) and March 31, 2014 (Successor Company) and for the six month period September 30, 2014 (Successor Company), the period September 16, 2013 to September 30, 2013 (Successor Company), and the period April 1, 2013 to September 15, 2013 (Predecessor Company)

LUMARA HEALTH INC.

Contents

Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Statements of Operations
for the six month period ended September 30, 2014 (Successor Company), and the period September 16, 2013 through September 30, 2013 (Successor Company),
and the period April 1, 2013 to September 15, 2013 (Predecessor Company)	2

Condensed Consolidated Balance Sheets
as of September 30, 2014 (Successor Company) and of March 31, 2014 (Successor Company)	3

Condensed Consolidated Statements of Changes in Stockholders’ Equity
For the six month period ended September 30, 2014 (Successor Company)	4

Condensed Consolidated Statements of Cash Flows
for the six month period ended September 30, 2014 (Successor Company), and the period September 16, 2013 through September 30, 2013 (Successor Company),
and the period April 1, 2013 to September 15, 2013 (Predecessor Company)	5-6

Notes to Condensed Consolidated Financial Statements	7-21

LUMARA HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; dollars in millions)

	Successor		Predecessor
	Six Month Period Ended September 30, 2014	Period from September 16, 2013 to September 30, 2013	Period from April 1, 2013 to September 15, 2013
Net revenues	$95.9	$5.4	$53.8
Cost of sales	8.7	1.1	1.1
Gross profit	87.2	4.3	52.7

Operating expenses:
Selling and administrative	36.0	4.7	22.0
Research and development	7.1	1.0	4.1
Amortization of intangible assets	37.1	3.1	9.2
Impairment on long-lived assets	26.2	—	0.7
Total operating expenses	106.4	8.8	36.0
Operating (loss) income	(19.2)	(4.5)	16.7

Other (income) expense :
Interest expense	3.3	0.5	5.5
Interest and other expense (income)	(4.0)	(0.1)	0.5
Total other (income) expense, net	(0.7)	0.4	6.0

(Loss) income from continuing operations before reorganization items and income taxes	(18.5)	(4.9)	10.7
Reorganization items, net:
Gain on debt extinguishment	—	—	(135.3)
Fresh start accounting adjustment, net	—	—	(297.3)
Professional fees	0.1	—	39.1
Reorganization items, net	0.1	—	(393.5)
Income (loss) from continuing operations before income taxes	(18.6)	(4.9)	404.2
Income tax provision (benefit)	0.8	—	(81.0)
Net (loss) income from continuing operations	(19.4)	(4.9)	485.2

Gain on sale of discontinued operations	0.5	—	—
Net (loss) income	$(18.9)	$(4.9)	$485.2

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

LUMARA HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; dollars in millions, except par value)

	September 30, 2014	March 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$74.9	$60.4
Restricted cash	2.0	2.5
Receivables, net	30.8	21.1
Inventories, net	4.1	12.0
Other current assets	4.0	2.9
Current assets held for sale	86.3	—
Total Current Assets	202.1	98.9
Property and equipment, less accumulated depreciation	0.4	0.9
Intangible assets, net	198.3	342.5
Other assets	2.9	8.0
Total Assets	$403.7	$450.3
LIABILITIES
Current Liabilities:
Accounts payable	$3.2	$8.4
Accrued expenses	42.4	43.4
Current portion of long-term debt	7.5	7.5
Current liabilities related to assets held for sale	4.1	—
Total Current Liabilities	57.2	59.3
Long-term debt, net	16.7	40.4
Other long-term liabilities	8.9	15.5
Total Liabilities	82.8	115.2

Commitments and Contingencies (see Note 13)

STOCKHOLDERS’ EQUITY
Preferred stock ($0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at September 30, 2014 or March 31, 2014)	—	—
Common stock ($0.01 par value, 24,000,000 shares authorized, 15,632,818 shares issued and 15,632,500 shares outstanding at both September 30, 2014 and March 31, 2014)	0.2	0.2
Additional paid-in capital	371.8	367.1
Accumulated deficit	(51.1)	(32.2)
Less: Treasury stock (318 shares of Common stock at both September 30, 2014 and March 31, 2014) at cost	—	—
Total Stockholders’ Equity	320.9	335.1
Total Liabilities and Stockholders’ Equity	$403.7	$450.3

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

LUMARA HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited; dollars in millions)

	Preferred Stock	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total Stockholders’ Equity
Balance at March 31, 2014	$—	$0.2	$367.1	$(32.2)	$—	$335.1
Net loss	—	—	—	(18.9)	—	(18.9)
Stock-based compensation	—	—	4.7	—	—	4.7
Balance at September 30, 2014	$—	$0.2	$371.8	$(51.1)	$—	$320.9

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

LUMARA HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; dollars in millions)

	Successor		Predecessor
	Six Month Period Ended September 30, 2014	Period from September 16, 2013 to September 30, 2013	Period from April 1, 2013 to September 15, 2013
Operating Activities:
Net (loss) income	$(18.9)	$(4.9)	$485.2
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	37.2	3.1	9.3
Loss on sale of property and equipment	0.1	—	—
Gain from sale of business	(0.5)	—	—
Payment-in-kind interest on debtor-in-possession financing	—	—	0.4
Reorganization items	0.1	—	(393.5)
Impairment of long-lived assets	26.2	—	0.7
Deferred income tax benefit	—	—	(81.0)
Stock based compensation	5.0	2.1	0.4
Amortization of original issue discount	1.3	—	—
Changes in operating assets and liabilities:
Receivables	(12.5)	0.6	(4.9)
Inventories	6.3	1.0	(0.4)
Accounts payable and accrued expenses	(2.4)	2.6	9.0
Other assets and liabilities, net	(3.3)	1.7	(1.3)
Net cash provided by operating activities	38.6	6.2	23.9
Reorganization Activities:
Reorganization items	(0.1)	—	393.5
Gain on settlement of compromised liabilities	—	—	(135.3)
Fresh start accounting adjustment, net	—	—	(297.3)
Cash used in reorganization activities	(0.1)	—	(39.1)
Investing Activities:
Proceeds from sale of business/assets, net of fees	0.5	—	—
Changes in restricted cash	0.5	1.0	(35.5)
Net cash provided by (used in) investing activities	1.0	1.0	(35.5)
Financing Activities:
Payment of DIP Facility	—	—	(86.6)
Payment of predecessor debt	—	—	(220.6)
(Payment) proceeds of long-term debt	(25.0)	—	95.0
Proceeds from issuance of new shares	—	—	275.0
Net cash (used in) provided by financing activities	(25.0)	—	62.8
Increase in cash and cash equivalents	14.5	7.2	12.1
Cash and cash equivalents:
Beginning of period	60.4	49.4	37.3
End of period	$74.9	$56.6	$49.4

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

LUMARA HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; dollars in millions)

	Successor		Predecessor
	Six Month Period Ended September 30, 2014	Period from September 16, 2013 to September 30, 2013	Period from April 1, 2013 to September 15, 2013
Supplemental cash flow disclosures:
Cash paid for interest	$1.9	$0.5	$16.5
Cash paid for income taxes	$—	$—	$—

See accompanying Notes to the Unaudited Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited; dollars in millions, except per share data)

1.  Description of Business

General Overview

On May 29, 2014, the Company announced that it changed its corporate name to Lumara Health Inc. (“Lumara”).  Previously, the Company was incorporated as K-V Pharmaceutical Company (“KV”).  Unless the context otherwise indicates, references to the “Company,” “we” and “our” are to Lumara and its wholly-owned subsidiaries. In February 2014, the Company announced the formation of two operating divisions, Maternal Health and Women’s Health, through which it will conduct its branded pharmaceutical operations.  The Maternal Health division focuses on the development and marketing of products that address pregnancy management. The Maternal Health division currently markets and sells Makena®.  The Women’s Health division is dedicated to marketing and developing products that address the health of women across all stages of their lives.  The Women’s Health division markets and sells Evamist®, Clindesse® and Gynazole-1®.

Previously, KV conducted generic/non-branded pharmaceutical operations which were divested in August 2011. The generics business has been presented herein as discontinued operations. See Note 10—“Divestitures” for further details.

Sale of Lumara Health Inc.

On September 29, 2014, the Company announced a definitive agreement to divest its Women’s Health division, including certain related intellectual property licenses and sublicenses to Elan Pharma International Ltd. (“Elan”) for $82.0 in cash.  The Company classified the assets and liabilities of the Women’s Health division as held for sale at September 30, 2014.  Also, on September 29, 2014, the Company announced it entered into a Merger Agreement with AMAG Pharmaceuticals, Inc. (“AMAG”) for AMAG to acquire the Maternal Health division which represents the remaining portion of the Company (everything except what Elan was to acquire or assume) for initial consideration of approximately $712.0, with future contingent payments of up to an additional $350.0. See Note 10—“Divestitures” for further information.

Bankruptcy Proceedings

On August 4, 2012 (the “Petition Date”), KV and certain of its wholly-owned domestic subsidiaries (the “Filing Subsidiaries” and together with KV, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The Chapter 11 Cases were being jointly administered under the caption “In re K-V Discovery Solutions, Inc., et al.,” Case No. 12-13346 (ALG).

On August 29, 2013 (the “Confirmation Date”), the Court entered an order (the “Confirmation Order”) confirming the Debtors’ joint plan of reorganization (as amended and supplemented, the “Plan”). On September 16, 2013 (the “Effective Date”), the Company emerged from bankruptcy.  See Note 3 — “Emergence from Voluntary Reorganization under Chapter 11 Proceedings”.  Prior to the Effective Date, the Debtors operated their businesses as debtors-in-possession (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  See Note 4 — “Fresh-Start Accounting” for further details.

2.  Summary of Certain Significant Accounting Policies

Basis of Presentation

Certain information and footnote disclosures normally included in annual financial statements have been condensed in or omitted from the accompanying condensed consolidated financial statements. In the opinion of management, the accompanying unaudited, condensed consolidated financial statements of the Company contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position and the results of operations and cash flows for the periods presented.  The results of operations are not necessarily indicative of the results to be expected for the full year. The balance sheet as of March 31, 2014 and the results of operations and cash flows presented for the period from April 1, 2013 to September 15, 2013 have been derived from the audited consolidated financial statements for the fiscal year ended March 31, 2014.

The Company’s condensed consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company classified the assets and liabilities of the Women’s Health division as held for sale at September 30, 2014.  The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Upon emergence from bankruptcy on the Effective Date, the Company adopted fresh start accounting in accordance with authoritative guidance Accounting Standards Codification (“ASC”) 852, Reorganizations, which resulted in the Company becoming a new entity for financial reporting purposes.  References to “Successor” or “Successor Company” relate to the reorganized Company on and for periods subsequent to September 16, 2013. References to “Predecessor” or “Predecessor Company” relate to the Company for dates or periods prior to September 16, 2013.  References in this report to the “period ended September 30, 2014” relate to the Successor period from April 1, 2014 to September 30, 2014, “period ended September 30, 2013” relate to the Successor period from September 16 to September 30, 2013 and references to the “period ended September 15, 2013” relate to the Predecessor period from April 1, 2013 to September 15, 2013.  As a result of the application of fresh start accounting and the effects of the implementation of the Plan, the financial statements on or after September 16, 2013 are not comparable with the financial statements prior to that date. Additionally, while the Predecessor Company had been a publicly traded company, the Successor Company is privately owned.  See Note 4 — “Fresh-Start Accounting” for further details.

Subsequent to the Petition Date, all expenses, gains and losses directly associated with the reorganization proceedings are reported as Reorganization items, net in the accompanying Condensed Consolidated Statements of Operations.

The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business.

Reclassifications and Adjustments

Certain prior period amounts have been reclassified to conform to the current period classification.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results in subsequent periods may differ from the estimates and assumptions used in the preparation of the accompanying condensed consolidated financial statements.

The most significant estimates made by management include revenue recognition and reductions to gross revenues, inventory valuation, intangible and other long-lived assets valuation, warrant valuation, stock-based compensation, income taxes, the application of fresh start accounting and loss contingencies related to legal proceedings. Management periodically evaluates estimates used in the preparation of the consolidated financial statements and makes changes on a prospective basis when changes in estimates are necessary.

Fair Value Measurements

The carrying amounts of the following financial instruments approximate fair value because of the short term maturity of these instruments: cash and cash equivalents, restricted cash, cash surrender value of life insurance policies, accounts receivable, certain other assets, and accounts payable. The carrying amount of the Company’s long-term debt at September 30, 2014 approximates fair value as the instruments bear interest at current market rates for debt with similar maturities.

A three-level hierarchy exists for fair value measurements that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (“observable inputs”) and the reporting entity’s own assumptions developed based on the best information available in the circumstances (“unobservable inputs”). The hierarchy level assigned to financial instruments recorded at fair value is based on the Company’s assessment of the transparency and reliability of the inputs used in the valuation of such instrument at the measurement date. The three hierarchy levels are defined as follows:

Level 1 —	Valuations based on unadjusted quoted market prices in active markets for identical securities.

Level 2 -

Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly.

Level 3 -	Valuations based on inputs that are unobservable and significant to the overall fair value measurement and involve significant judgment.

If the inputs used to measure fair value fall in different levels of the fair value hierarchy, the hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

For the application of fresh start accounting, the fair value measurement methods used to estimate the fair value of the assets and liabilities at the Effective Date utilized a number of significant unobservable inputs or Level 3 assumptions. These assumptions included, among other things, projections of future operating results, the implied fair value of these assets using an income approach by preparing a discounted cash flow analysis and other subjective assumptions.

Intangible Assets

Intangible assets consist of product rights, license agreements and trademarks resulting from product acquisitions and legal fees and similar costs relating to the development of patents and trademarks prior to the Effective Date. Costs associated with the development of patents and trademarks are amortized on a straight-line basis over an estimated useful life of 17 years. In connection with fresh start accounting, the Company adjusted the net book value of intangible assets to their estimated fair value as of September 16, 2013. See Note 4—“Fresh Start Accounting.”

The Company evaluates its intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that an intangible asset’s carrying amount may not be recoverable. The factors that the Company considers in its assessment include the following: (1) significant underperformance relative to historical or projected future operating results; (2) significant changes in the manner of our use of the acquired assets or the strategy for our overall business; and (3) significant negative industry or economic trends.

To test impairment of the Company’s assets, it first performs an assessment of the asset’s recoverability.  Recoverability is determined by comparing the carrying amount of an intangible asset to an estimate of the undiscounted future cash flows expected to result from its use and eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the intangible asset, an impairment loss is recognized based on the excess of the carrying amount over the estimated fair value of the intangible asset.  During the six months ended September 30, 2014, the Company recorded an impairment charge of $26.2 due to management’s decision to sell the Women’s Health division for the agreed upon net proceeds of $82.0  as further described in Note 6—“Intangible Assets, net”. During the periods ended September 30, 2013 and September 15, 2013, the Company did not identify any events indicative of a potential impairment of the Company’s intangible assets.

Revenue Recognition

Revenue is generally realized or realizable and earned when persuasive evidence of an arrangement exists, the customer’s payment ability has been reasonably assured, title and risk of ownership have been transferred to the customer, and the seller’s price to the buyer is fixed or reasonably determinable. The Company also enters into long-term agreements under which it assigns marketing rights for products it has developed to pharmaceutical markets. Royalties under these arrangements are earned based on the sale of products.

Concurrent with the recognition of revenue, the Company records estimated provisions for product returns, sales rebates, payment discounts, chargebacks, and other sales allowances. The Company records failure to supply claims when they are probable and reasonably estimable.  Provisions are established based upon consideration of a variety of factors, including but not limited to, historical relationship to revenues, historical payment and return experience, estimated and actual customer inventory levels, customer rebates, current contract sales terms with wholesale and indirect customers, and subsequent payment activity.

Actual product returns, chargebacks and other sales allowances incurred are dependent upon future events and may be different from the Company’s estimates. The Company continually monitors the factors that influence sales allowance estimates and makes adjustments to these provisions when management believes that actual product returns, chargebacks and other sales allowances may differ from established allowances.

As of September 30, 2014, the Company had accounts receivable reserves of $33.2 with $28.3 included in accrued expenses and $4.9 included in accounts receivable on the accompanying Condensed Consolidated Balance Sheets. As of March 31, 2014, the Company had accounts receivable reserves of $32.0 with $28.3 included in accrued expenses and $3.7 included in accounts receivable on the accompanying Condensed Consolidated Balance Sheets.

For the periods ended September 30, 2014, September 30, 2013 and September 15, 2013, the Company recorded $45.5, $3.0, and $33.1, respectively, of provisions related to sales made during the period, which is included in net revenues on the accompanying Condensed Consolidated Statements of Operations.

Concentration of Credit Risk

The Company extends credit on an uncollateralized basis primarily to wholesale drug distributors and retail pharmacy chains throughout the U.S. As a result, the Company is required to estimate the level of receivables which ultimately will not be paid. The Company calculates this estimate based on prior experience supplemented by a customer specific review when it is deemed necessary. On a periodic basis, the Company performs evaluations of the financial condition of all customers to further limit its credit risk exposure. Actual losses from uncollectible accounts have historically been insignificant.  The uncollectible reserve balance was $0.4 at both September 30, 2014 and March 31, 2014.

The Company’s three largest customers accounted for approximately 48.5%, 8.4% and 7.3% and 33.7%, 12.2% and 8.3% of gross receivables at September 30, 2014 and March 31, 2014, respectively.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09 (“ASU 2014-09”), “Revenue from Contracts with Customers (Topic 606).”  ASU 2014-09 supersedes the revenue recognition requirements in Topic 605, “Revenue Recognition” and most industry-specific guidance.  The core principal of ASU 2014-09 is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.  ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017 and allows either a full retrospective adoption to all periods presented or a modified retrospective adoption approach with the cumulative effect of initial application of the revised guidance recognized at the date of initial application.  Early adoption is permitted but only for fiscal years beginning after December 15, 2016.  The Company is currently evaluating the adoption method and potential impact of this ASU.

In April 2014, the FASB issued ASU 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360).”  ASU 2014-08 defines a discontinued operation as a disposal of a component (or group of components) of an entity that was disposed of or is classified as held for sale and represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. A business activity that, upon acquisition, qualifies as held for sale will also be a discontinued operation.  Presentation as a discontinued operation will no longer be precluded if there are operations and cash flows of the component that have not been eliminated from ongoing operations or if there is significant continuing involvement with the component.  ASU 2014-08 introduces several new disclosures including disclosing cash flow information of discontinued operations either in the statement of cash flows or in a note, expanded disclosure when an entity retains a significant continuing involvement with a discontinued operation as well as for disposals of individually material components that do not qualify as discontinued operations.  The amendments in the update are effective prospectively for annual periods, and interim periods within those years, beginning after December 15, 2014 to new disposals and new classifications of disposal groups as held for sale after the effective date. Early adoption is permitted, but only for disposals (or classifications as held for sale) that have not been reported in financial statements previously issued. The Company early adopted this guidance in its assessment of the Women’s Health division and determined that its pending sale will not have a major effect on the Company’ operations.

3.  Emergence from Voluntary Reorganization under Chapter 11 Proceedings

On the Confirmation Date, the Court entered the Confirmation Order confirming the Plan. On the Effective Date, all conditions precedent to the effectiveness of the proceeds received from the Subscription Rights (“Rights Offering”) and related documents were satisfied or waived and the Company emerged from bankruptcy. The following is a summary, but not a complete description, of the substantive provisions of the Plan:

Distributions under the Plan

The Plan provided that the holders of the Company’s Senior Secured Notes received payment in full of their claims for prepetition principal and interest owing under the Senior Secured Notes (subject to certain adjustments) in an aggregate amount equal to approximately $231.4. The Plan also provided that each holder of the Company’s Convertible Subordinated Notes received its pro rata share of 7% of the common stock, par value $0.01 (“New Common Stock”), of the reorganized Company.  Additionally, each holder of an Allowed General Unsecured Claim will receive its pro rata share of $10.25 (the “GUC Pool”). As of the Effective Date, all of the amounts described above were fully paid by the Company.

The Plan also provided for the reduction and modification of payments owed under certain prepetition settlement agreements related to a criminal action against ETHEX Corporation, a former subsidiary of the Company, and an action pursuant to the qui tam provisions of the False Claims Act.  The total amount owed was reduced to $23.8, of which $8.6 was paid on the Effective Date.  The remaining amounts owed, which are recorded net of present value discount, are being paid in quarterly installments, commencing with the quarter ended December 31, 2013.  Finally, the amount owed under the debtor in possession financing facility (“DIP Facility”) was repaid in full.

Funding of the Plan

The distributions under the Plan were funded principally by: (1) the proceeds of a $37.0 equity financing pursuant to (i) a Second Amended and Restated Stock Purchase and Backstop Agreement dated June 6, 2013 (the “Stock Purchase Plan”) and (ii) a Share Purchase Agreement dated June 21, 2013 (the “Share Purchase Plan,” together with the Stock Purchase Plan, the “Equity Purchase Plans”); (2) a $238.0 Rights Offering pursuant to the Stock Purchase Plan, as to which certain investors agreed to standby purchase commitments; and (3) a new first lien term loan facility of $100.0, less an original issue discount of $5.0, pursuant to a credit agreement entered into on the Effective Date of the Plan (the “First Lien Term Loan”).

Equity Interests

As of the Confirmation Date, 53,264,403, 6,818,601 and 40,000 shares of the Company’s previous Class A Common Stock, Class B Common Stock and 7% Cumulative Convertible Preferred Stock (together, the “Existing Securities”) were issued and outstanding, respectively. On the Effective Date, all of the Existing Securities, and the warrants and options exercisable therefore, were cancelled and extinguished in accordance with the Plan and an aggregate of 15,625,000 shares of New Common Stock were issued under the Plan (subject to dilution from the Management Incentive Plan, pursuant to which up to 10% of the New Common Stock (on a fully diluted basis) may be issued to management).

Following the Effective Date, the reorganized Company took action to deregister the Existing Securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Deregistration makes certain provisions of the Exchange Act, such as the requirement to file periodic reports and proxy statements with the Securities and Exchange Commission (the “SEC”), inapplicable to the reorganized Company and reduces the information that the reorganized Company will make available to the public, its stockholders and the SEC. The deregistration process was finalized as of April 1, 2014.  The New Common Stock issued in accordance with the Plan is not registered with the SEC or listed for public trading on any securities exchange.

4.     Fresh-Start Accounting

The application of fresh-start accounting is permitted only when the reorganization value of assets immediately prior to confirmation of a plan of reorganization is less than the total of all post-petition liabilities and allowed claims and the holders of voting shares immediately prior to the confirmation of the plan of reorganization receive less than 50% of the voting shares of the emerging entity. The Company applied fresh-start accounting since holders of existing voting shares immediately before filing and confirmation of the Plan received less than 50% of the voting shares of the emerging entity and because its reorganization value was less than the post-petition liabilities and allowed claims.

Reorganization Value

Pursuant to the approved Reorganization Plan, the Company’s enterprise value of $457.5 was based on the expected future cash flows of the business after emergence from Chapter 11, discounted at rates reflecting perceived business and financial risks.  The enterprise value and the resulting equity value are highly dependent on the achievement of the future financial results contemplated in the projections used in the discounted cash flow valuation model.

The Company’s enterprise value was first allocated to its tangible assets and identifiable intangible assets which resulted in no excess of enterprise value over the fair value of tangible and identifiable intangible assets, and therefore no goodwill. Liabilities existing as of the Effective Date, other than deferred taxes, were recorded at the present value of amounts expected to be paid using appropriate risk adjusted interest rates. Deferred taxes were determined in conformity with applicable income tax accounting standards. Accumulated depreciation, accumulated amortization, retained deficit, and common stock attributable to the predecessor entity were eliminated.

Adjustments recorded to the Predecessor Company to give effect to the Plan and to record assets and liabilities at fair value pursuant to the adoption of fresh-start accounting are summarized below:

	Predecessor (9/15/13)	Reorganization Adjustments(a)		Fresh-start Adjustments(b)		Successor (9/16/13)
ASSETS
Current Assets:
Cash and cash equivalents	$50.2	$(0.8	)(c)	$—		$49.4
Restricted cash	22.6	23.8	(d)	—		46.4
Receivables, net	21.6	—		—		21.6
Inventories, net	5.9	—		15.9	(j)	21.8
Prepaid and other current assets	5.3	—		—		5.3
Total Current Assets	105.6	23.0		15.9		144.5
Property and equipment, less accumulated depreciation	0.5	—		—		0.5
Intangible assets, net	101.3	—		281.4	(k)	382.7
Other long-term assets	8.9	—		—		8.9
Total Assets	$216.3	$23.0		$297.3		$536.6

LIABILITIES
Liabilities not subject to compromise
Accounts payable	10.1	—		—		10.1
Other Accrued Liabilities	137.3	(87.0	)(g)	—		50.3
Total Current Liabilities	147.4	(87.0)		—		60.4
Other long-term liabilities	18.7	—		—		18.7
Deferred tax liability	86.4	(86.4	)(h)	—		—
Long-term debt	—	95.0	(i)	—		95.0
Total liabilities not subject to compromise	252.5	(78.4)		—		174.1
Total liabilities subject to compromise	463.4	(463.4	)(e)	—		—
Total Liabilities	715.9	(541.8)		—		174.1

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock	—	—		—		—
Class A common stock	0.5	—	(f)	(0.5	)(f)	—
Class B common stock	0.1	—	(f)	(0.1	)(f)	—
Common stock	—	0.2	(f)	—	(f)	0.2
Additional paid-in capital	206.0	362.3	(f)	(206.0	)(f)	362.3
Accumulated deficit	(648.8)	202.3	(f)	446.5	(f)	—
Less: Treasury stock	(57.4)	—		57.4	(f)	—
Total Stockholders’ Equity (Deficit)	(499.6)	564.8		297.3		362.5
Total Liabilities and Stockholders’ Equity (Deficit)	$216.3	$23.0		$297.3		$536.6

(a)         Reflects adjustments necessary to give effect to the Plan, including the receipt of cash proceeds under the Share Purchase Plan and First Lien Term Loan, DIP Facility payment, settlement of liabilities subject to comprise (“LSTC”), elimination of Predecessor equity and other transactions as contemplated under the Plan. These adjustments resulted in a gain on the settlement of LSTC of $135.3 in the Predecessor period ended September 15, 2013.

(b)         Reflects adjustments necessary to reflect assets and liabilities at fair value and to eliminate accumulated deficit. These adjustments resulted in a gain of $297.3 in the Predecessor period ended September 15, 2013. The net gain on fresh start adjustments has been included in Reorganization items, net in the Condensed Consolidated Statements of Operations.

(c)          This adjustment reflects the net use of cash on the Effective Date and in accordance with the Plan:

Proceeds from issuance of Common stock	$275.0
Exit financing proceeds, net of discount	95.0
Restricted cash	8.2
Total sources	378.2

Payment of Senior Secured Notes and interest	(231.4)
Payment of DIP Facility and interest	(86.6)
Claim settlements and other	(52.2)
Payment of professional claims	(8.8)
Total uses	(379.0)

Net decrease in cash	$(0.8)

(d)         The increase in restricted cash reflects $32.0 of proceeds from the Stock Purchase Agreement which were used to fund an escrow account that was required to be established related to a claim for post-petition interest on the previously outstanding Senior Secured Notes.  This claim was settled subsequent to the Effective Date for $5.0 and the remaining $27.0 was released to the Company.  The increase in restricted cash at the Effective Date was offset by the release of $22.0 of undrawn cash proceeds on the previously outstanding DIP Facility that was recorded as restricted cash.  Additionally, restricted cash reflects $11.8 reserved for payments of bankruptcy professional fee claims and $2.0 reserved for indemnification of former directors and officers.

(e)          This adjustment reflects the settlement of liabilities subject to compromise in accordance with the Plan, as shown below:

LSTC
September 15, 2013
Debt, net of discount	$420.6
Interest payable	11.4
Other claims	31.4
Total	463.4
Settlement consideration	328.1
Gain on settlement of LSTC	$135.3

(f)           Represents the cancellation of predecessor common stock in accordance with the Plan and elimination of corresponding stockholders’ deficit balances.

The adjustment also reflects the issuance of New Common Stock. A reconciliation of the reorganization value of assets to the Successor’s common stock is shown below:

Reorganization value of assets	$536.6
Less: fair value of debt	95.0
Less: fair value of liabilities (excluding debt)	79.1
Successor common stock	$362.5

(g)          On the Effective Date, the Company repaid in full all amounts owing under the DIP Facility of which $85.0 was principal and $1.6 was accrued interest.  The remaining $0.4 reflects the elimination of the current deferred tax liability associated with the convertible debt accrued interest.

(h)         Reflects the elimination of the long-term deferred tax liability previously associated with the convertible debt interest expense.

(i)             The Company received net proceeds of $95.0 on the Effective Date under the First Lien Term Loan Agreement.

(j)            An adjustment of $15.9 was recorded to increase the net book value of finished goods inventories to their estimated fair value, which was determined based on the estimated selling price less costs to sell including disposal and holding period costs, and a reasonable profit margin on the selling and disposal effort.

The increase to the carrying value will be charged to costs of goods sold as units are sold. During the periods ended September 30, 2014 and September 30, 2013, $5.9 and $0.9 was charged to cost of goods.

(k)         An adjustment of $281.4 was recorded to increase the net book value of the product intangibles to their estimated fair values as of the Effective Date.  To estimate fair value, the Company utilized the discounted cash flow method. Future cash flows were estimated for each of the products for the period ranging from September 16, 2013 to March 31, 2025.  The future cash flows were based on the financial projections and assumptions developed by management for each of the products.  A terminal value was included, calculated using the constant growth method, based on the cash flows of the final year of the forecast period.  The cash flows were then discounted to present value using discount rates ranging from 17.5% to 19.0%, depending on the product.  The discount rates were estimated based on an after-tax weighted average cost of capital (“WACC”) reflecting the rate of return that would be expected by a market participant. The WACC also takes into consideration a company specific risk premium reflecting the risk associated with the overall uncertainty of the financial projections used to estimate future cash flows.

5.              Reorganization Items, net

Subsequent to the Petition Date, costs directly attributable to the implementation of the Plan are reported as Reorganization items, net, in the Condensed Consolidated Statement of Operations.  On the Effective Date and in connection with the Plan, the Company recorded a net gain of $393.5 for reorganization related items in the period ended September 15, 2013. This gain included $135.3 related to the cancellation of certain pre-petition obligations previously recorded as LSTC in accordance with terms of the Plan. Additionally, on the Effective Date, the Company became a new entity for financial reporting purposes and adopted fresh-start accounting, which requires, among other things, that all assets and liabilities be recorded at fair value resulting in a gain of $297.3.  Professional fees directly attributable to the Chapter 11 cases amounted to $0.1 in the six month period ended September 30, 2014 and $39.1 in the period ended September 15, 2013.

6.              Intangible Assets, net

The following table presents a summary of finite-lived intangible assets:

	Successor
	September 30, 2014				March 31, 2014
	Gross Carrying Amount	Impairment	Accumulated Amortization	Net Book Value	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Makena®	$260.2	—	$(61.9)	$198.3	$260.2	$(32.2)	$228.0
Clindesse®	78.2	(17.0)	(8.5)	52.7	78.2	(4.4)	73.8
Evamist®	31.6	(6.8)	(3.7)	21.1	31.6	(1.9)	29.7
Gynazole-1®	12.7	(2.3)	(3.2)	7.2	12.7	(1.7)	11.0
Women’s Health division assets held for sale	(122.5)	26.2	15.3	(81.0)	—	—	—
Total	$260.2	$—	$(61.9)	$198.3	$382.7	$(40.2)	$342.5

The Company’s intangible assets represent the value of the respective intellectual property product portfolios and are being amortized using the straight-line method over their estimated useful lives.  Amortization expense related to intangible assets was $37.1 for the period ended September 30, 2014, $3.1 for the period ended September 30, 2013, and $9.2 for the period ended September 15, 2013.

Assuming no other additions, disposals or adjustments are made to the carrying values and/or useful lives of the Makena intangible asset, the estimated future amortization expense related to intangible assets as of September 30, 2014 is as follows:

Fiscal Years Ending March 31,
Rest of 2015	$29.7
2016	59.5
2017	59.5
2018	49.6
Total	$198.3

Impairment

Pursuant to the September 29, 2014 agreement to sell the Women’s Health division to Elan for $82.0, management assessed the carrying value of that division’s long-lived assets.  The Company is expecting to receive an additional $1.0 for the net working capital and other liabilities of the Women’s Health division to be sold or assumed by Elan.  The net amount of working capital and other liabilities of the Women’s Health division approximated $1.0 at September 30, 2014.  Accordingly, and considering estimated transaction costs of $0.8, the September 30, 2014 pre-impairment carrying value of such long-lived assets of $107.4 and net working capital and other liabilities of $1.0, were in excess of the net selling price by $26.2.  Accordingly, the Company recorded an aggregate impairment of that amount and allocated that impairment to the long-lives assets as of September 30, 2014 on a pro rata basis — resulting in the impairment amounts disclosed in the table above.  In making a similar assessment for the Maternal Health division’s long-lived assets pursuant to the sales agreement with AMAG, no impairment was identified.

During the period ended September 15, 2013, the Company determined that certain artwork (non-depreciable asset) with a carrying value of $0.7 was not recoverable and the carrying cost was reduced to $0.

7.              Accrued Expenses and Other Long-Term Liabilities

Accrued expenses consisted of:

	Successor
	September 30, 2014	March 31, 2014
Sales returns, allowances and rebates	$28.3	$28.3
Salaries, wages, incentives and benefits	3.8	4.1
Professional services	3.4	3.4
Litigation settlements	3.2	3.6
Director & Officer’s indemnity reserve	2.0	2.0
Other	1.7	2.0
Accrued expenses	$42.4	$43.4

Other long-term liabilities consisted of:

	Successor
	September 30, 2014	March 31, 2014
Litigation settlements	$8.6	$10.2
Life insurance and Other	0.3	5.3
Other long-term liabilities	$8.9	$15.5

Sales returns, allowances and rebate accruals are established based on the Company’s revenue recognition policy (see Note 2 — “Summary of Significant Accounting Policies”).  Accrued litigation settlements consist of the net present value of payments remaining from settlement obligations related to Department of Justice (“DOJ”) and Health and Human Service Office of Inspector General (“HHS OIG”), which were settled in February 2010 and December 2011, respectively. As noted in Note 3—“Emergence from Voluntary Reorganization under Chapter 11 Proceedings”, the Plan provided for the reduction and modification of payments owed under these prepetition settlement agreements.  The total amount owed was reduced to $23.8, of which $8.6 was paid on the Effective Date.  The remaining amounts owed are being paid in quarterly installments of $0.8, commencing with the quarter ended December 31, 2013 and ending with the quarter ending June 30, 2018.

8.  Inventories

Inventories, net of reserves, consisted of:

	Successor
	September 30, 2014	March 31, 2014
Finished goods	$0.6	$7.5
Raw materials	3.5	4.5
Total inventories	$4.1	$12.0

Management establishes reserves for potentially obsolete or slow-moving inventory based on an evaluation of inventory levels, forecasted demand, and market conditions.  The balance at September 30, 2014 excludes the Women’s Health division inventories which are classified as held for sale.  The finished goods balance at March 31, 2014 includes a remaining unamortized fresh-start accounting adjustment of $5.9.

9.  Debt

On September 16, 2013, the Company entered into a $100.0 First Lien Term Loan.  After an original issue discount of 5%, the Company received net proceeds of $95.0.  The First Lien Term Loan bears interest at the election of the Company under either a LIBOR rate loan or a Base rate loan.  The LIBOR rate loan uses an adjusted LIBOR rate of a minimum of 2% plus an applicable margin of 10%.  The Base rate loan uses the prime rate of a minimum of 3.25% plus an applicable margin of 9%.  The interest computed on the First Lien Term Loan for the period ended September 30, 2014 was computed using a LIBOR rate loan and was 12% as of that date.

The First Lien Term Loan matures on January 31, 2018.  Beginning with the quarter ending December 31, 2014, the Company was scheduled to begin making quarterly principal payments of $7.5 which shall be ratably reduced for any voluntary pre-payments made by the Company, which is permitted under terms of the First Lien Term Loan.  There are also certain mandatory pre-payments which may cause the principal balance to be repaid sooner.  The First Lien Term Loan is secured by certain assets of the Company. During the period ended March 31, 2014, the Company made a voluntary principal payment of $50.0.  As a result of this prepayment, the quarterly principal payments were ratably reduced to $3.8. On May 20, 2014, the Company made a voluntary principal payment of $25.0.  As a result of this prepayment, the quarterly principal payments were ratably reduced to $1.9.  The balances outstanding as of September 30, 2014 and March 31, 2014 were $24.2, net of $0.8 of unamortized discount, and $47.9, net of $2.1 unamortized discount, respectively.  On October 7, 2014, the entire remaining principal balance was repaid in full.

Prior to the Effective Date, the Company’s outstanding debt included $225.0 of 12% Senior Secured Notes due 2015 and $200.0 of 2.5% Convertible Subordinated Notes due 2033 which were satisfied in full as part of the Plan.  All borrowings under the Company’s DIP Facility were paid in full on the Effective date.

10.  Divestitures

Sale of Generics Business

In June 2011, the Company entered into an Asset Purchase Agreement pursuant to which the Company, K-V Generic Pharmaceuticals Inc. (“K-V Generic”) and DrugTech Corporation agreed to sell substantially all of the assets of K-V Generic and the Company’s generic products business (the “Divested Assets”) to the Zydus Parties. The sale was completed in August 2011.

In consideration for the Divested Assets, the Zydus Parties paid cash of $60.5, subject to possible adjustment based upon the operating working capital of the business at the closing date, and agreed to assume certain liabilities of the Company’s generics business. At the closing of the transaction, the Zydus Parties deposited $7.5 of the purchase price in an escrow arrangement for post-closing indemnification purposes, which the Company recorded as restricted cash and deferred income until certain post-closing matters were resolved. On December 4, 2012, $6.5 of the $7.5 escrow balance was released to the Company and $0.5 was released to the Zydus Parties.  The remaining balance of $0.5 was released to the Company on June 6, 2014. The $0.5 gain is included in discontinued operations for the six months ended September 30, 2014.

Sale of Women’s Health Division and Maternal Health Division

As described in Note 1 — “Description of Business,” the Company entered into two separate agreements to sell its Women’s Health and Maternal Health divisions.  On September 29, 2014, the Company announced a definitive agreement to divest its Women’s

Health division to Elan.  The Company classified the assets and liabilities of the Women’s Health division as held for sale at September 30, 2014.  Those assets and liabilities included the following:

September 30, 2014
Receivables, net	$2.9
Inventories, net	1.6
Property and equipment, less accumulated depreciation	0.2
Intangible assets	81.0
Prepaid and other assets	0.6
Total assets held for sale	$86.3
Accounts payable and accrued expenses	4.1
Total liabilities related to assets held for sale	$4.1

Also, on September 29, 2014, the Company announced it entered into a Merger Agreement with AMAG for AMAG to acquire the Maternal Health division which represents the remaining portion of the Company (everything except what Elan was to acquire or assume).

11.  Income Taxes

The Company has federal net operating loss (“NOL”) carry forwards of approximately $340.0 and state NOL carry forwards of approximately $438.0 at September 30, 2014. The Company also has tax credit carry forwards for alternative minimum tax, research credit and foreign tax credit of approximately $11.0 at September 30, 2014. The NOL carry forwards begin to expire in the year 2029, while the alternative minimum tax credits have no expiration date. The research credit and foreign tax credit begin to expire in the years 2026 and 2017, respectively.

Certain debt obligations of the Company were discharged upon emergence from bankruptcy.  Discharge of a debt obligation for an amount less than the adjusted issue price generally creates cancellation of indebtedness income (“CODI”), which must be included in taxable income.  However, CODI is excluded from taxable income for a taxpayer that is a debtor in a reorganization case if the discharge is granted by the court or pursuant to a plan of reorganization approved by the court.  The Plan filed by the Company enabled the Debtors to qualify for this bankruptcy exclusion rule.  Based on current projections, the CODI triggered by the discharge of debt under the Plan did not create current taxable income, but reduced the Company’s NOLs for the year of discharge and the NOL carry forwards.  Such estimated reductions are reflected in the above disclosures.  None of the Company’s other income tax attributes are expected to be reduced.

As a result of the issuance of new common stock upon emergence from bankruptcy, the Company realized a change of ownership for purposes of Section 382 of the Internal Revenue Code, which can impose annual limitations on the utilization of NOLs and tax credits.  The Company currently has a full valuation allowance to offset the benefit of its net deferred tax assets.  The Company has yet to complete the computations under Section 382 which would determine the amount of the annual limitation on its utilization of its NOLs and tax credit carryforwards.  The annual limitation may result in the expiration of the NOLs and tax credit carryforwards before they can be used. However, based on management’s preliminary assessment, the Company believes it is more likely than not that the NOLs will not be limited.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers all significant available positive and negative evidence, including the existence of losses in recent years, the timing of deferred tax liability reversals, projected future taxable income, taxable income in carry back years, and tax planning strategies to assess the need for a valuation allowance.

The Company has accrued for unrecognized tax benefits, interest or penalties which are, in aggregate, less than $0.1 as of September 30, 2014 and March 31, 2014.

The $81.0 income tax benefit reported for the period ended September 15, 2013 resulted from the elimination of the deferred income tax liability associated with the Convertible Subordinated Notes when those notes were settled as part of the Plan.  The deferred income tax liability did not serve to reduce the Company’s valuation allowance because the timing of its reversal was uncertain.

12.                Stock-Based Compensation

Predecessor

The Company maintained two stock option plans prior to the Effective Date.  Each option granted had an exercise price of not less than 100% of the market value of the common stock on the date of grant. The contractual life of each option was generally ten years and the options generally vested at the rate of 10% per year from the date of grant.  All options outstanding from these two plans were cancelled at the Effective Date.  The Company had recorded $0.4 of stock-based compensation expense in the period ended September 15, 2013.

Successor

In conjunction with the Plan, the Company established the K-V Pharmaceutical Company 2013 Incentive Compensation Plan (the “2013 Plan”), which allows for the issuance of up to 1.7 million shares of common stock through the granting of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, dividend equivalents, and cash-based awards.  No awards may be granted under the 2013 Plan after 10 years from the Effective Date.  During the period from September 16, 2013 to March 31, 2014, the Company granted nonqualified options, incentive stock options, restricted stock units and share awards. During the period ended September 30, 2014, the Company granted restricted stock units.

For the option awards, the Company estimates the fair value of stock options granted using the Black-Scholes option pricing model (the “Option Model”). The Option Model requires the use of subjective and complex assumptions, including the option’s expected term and the estimated future price volatility of the underlying stock, which determine the fair value of the share-based awards. The Company’s estimate of expected term was determined based on the average period of time that options granted are expected to be outstanding considering current vesting schedules. The expected volatility assumption used in the Option Model is based on management’s estimate of the volatility over a period commensurate with the expected term of the related options. As the Company has emerged from bankruptcy, the reliance on the historical volatility as a public company is not comparable or indicative of the future volatility.  The risk-free interest rate used in the Option Model is based on the yield of U.S. Treasuries with a maturity closest to the expected term of the Company’s stock options.

For the restricted stock units granted and the share awards granted in the period ended September 30, 2013, the Company used the stock value at emergence as the basis for valuing these awards.  For the restricted stock units granted in the period ended September 30, 2014, the Company used $50.00 per share as the basis for valuing these awards based on a trade in the stock that occurred near the grant date.

Stock Options

During the period ended September 30, 2014 there were no stock options granted.  During the period ended September 30, 2013, approximately 241,000 stock options were granted to the board of directors and certain employees of the Company at a weighted average exercise price of $23.18 per share. The stock options vest over a three year period commencing on the date of grant.  As of September 30, 2014, the remaining contractual life of is 6.0 years.

The estimated fair value of the stock options was determined by utilizing a Black-Scholes options pricing model using the weighted average assumptions described below.

Dividend yield	None
Expected volatility	40%
Risk-free interest rate	1.2%
Expected term	5 years
Weighted average fair value per share at grant date	$8.45

For the period ended September 30, 2014, the Company recognized $0.5 of stock based compensation related to these stock options.  As of September 30, 2014, the Company had approximately 301,000 options outstanding and approximately 178,000 of unvested options with $0.9 of total unrecognized compensation expense, which will be recognized over the remaining weighted average period of 2.0 years. For the period ended September 30, 2013, the Company recognized $0.4 of stock based compensation related to these stock options.

Restricted Stock Units

During the periods ended September 30, 2014 and September 30, 2013, approximately 68,000 and 347,000 restricted stock units (“RSUs”), respectively, were granted to certain employees of the Company and were assigned a value of $50.00 per share and $23.20 per share, respectively, which was the estimated fair value at the grant date.  The RSUs have a three year vesting period commencing on the date of grant and Common Stock will be issued no later than March 31, 2018.

For the periods ended September 30, 2014 and September 30, 2013, the Company recognized $3.7 and $1.4, respectively, of stock based compensation related to these RSUs.  As of September 30, 2014, the Company had approximately 273,000 unvested RSUs with $4.5 of total unrecognized compensation expense, which will be recognized over the remaining weighted average period of 2.0 years.

Equity Awards

During September 2013 and October 2013, the Company granted approximately 15,000 shares and 10,000 shares, respectively, of Common Stock to members of the Company’s board of directors.  These shares were assigned a value of $23.20 per share which was the estimated fair value at the grant date.  These shares vested immediately upon the date of grant and will be issued no later than January 1, 2019.  For the period ended September 30, 2013, the Company recognized $0.3 of stock based compensation related to these equity awards.

Subject to the Directors continued service on the Board, the Company shall grant on each of the first, second, and third anniversaries from the date of the award, the number of common stock shares equal to $125 thousand ($250 thousand for the Chairman), divided by the greater of $32.00 or the fair market value of the stock as defined in the agreement.  For the periods ended September 30, 2014 and September 30, 2013, the Company recognized $0.8 and $10 thousand, respectively, of stock based compensation related to these equity awards, which is recorded to accrued expenses until vested.  As of September 30, 2014, $1.1 is included in accrued expenses on the accompanying Condensed Consolidated Balance Sheet and the Company had $1.0 of total unrecognized compensation expense related to these equity awards, which will be recognized over the remaining weighted average period of 2.0 years.

13.       Commitments and Contingencies

Contingencies

The Company is currently subject to legal proceedings and claims that have arisen in the ordinary course of business. While the Company is not presently able to determine the potential liability, if any, related to all such matters, the Company believes the matters it currently faces, individually or in the aggregate, will not have a material adverse effect on its financial condition or operations or liquidity.

Claims Pre-Dating the Plan

The Plan, which became effective on September 16, 2013, released and discharged the Company from all liability for claims that arose prior to the Effective Date, including claims asserted through litigation that commenced (or could have been commenced) prior to the Effective Date, and permanently enjoins the holders of such claims from pursuing them further.

Any such claims that were or could have been asserted prior to the Effective Date, are subject to treatment in accordance with the Plan, which generally provides for the satisfaction of such claims from insurance proceeds, to the extent available (and subject to any applicable Self-Insured Retention (“SIRs”) and coverage limitations), and from the GUC Pool to be shared ratably by all general unsecured creditors of the Company to the extent insurance proceeds are not sufficient to pay the claim in full.

Litigation Settlements

Accrued litigation consists of settlement obligations as well as loss contingencies recognized by the Company because settlement was determined to be probable and the related payouts were reasonably estimable. While the outcome of the current claims cannot be predicted with certainty, the possible outcome of claims is reviewed at least quarterly and an adjustment to the Company’s accrual is recorded as deemed appropriate based upon these reviews. The Company is unable to estimate the possible loss or range of losses above amounts already accrued at September 30, 2014.

On December 2, 2008, plaintiff Joseph Mas filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, Mas v. KV Pharma. Co., et al. On January 9, 2009, plaintiff Herman Unvericht filed a complaint against the Company also in the Eastern District of Missouri, Unvericht v. KV Pharma. Co., et al.  On January 21, 2009, plaintiff Norfolk

County Retirement System filed a complaint against the Company, again in the Eastern District of Missouri, Norfolk County Retirement System v. KV Pharma. Co., et al. The operative complaints in these three cases purport to state claims arising under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on behalf of a putative class of stock purchasers. On April 15, 2009, the Unvericht and Norfolk County cases were consolidated into the Mas case. The amended complaint for the consolidated action, styled Public Pension Fund Group v. KV Pharma. Co., et al., was filed on May 22, 2009. Defendants, including the Company and certain of its directors and officers, moved to dismiss the amended complaint on July 27, 2009. The Court granted the motion to dismiss the Company and all individual defendants in February 2010.  On March 18, 2010, the Plaintiffs filed a motion for relief from the order of dismissal and to amend their complaint, and also filed a notice of appeal. On October 20, 2010, the Court denied Plaintiffs’ motion for relief from the order of dismissal and to amend pleadings. On November 1, 2010, Plaintiffs’ filed a notice of appeal. On September 21, 2011, an appeal was argued before the Eighth Circuit Court of Appeals on the matter. On June 4, 2012, the Court of Appeals affirmed the District Court’s decision in part, reversed in part, and remanded the action to the District Court for further proceedings. Specifically, the Court of Appeals affirmed that Plaintiffs did not adequately plead the Company made false or misleading statements about earnings as they relate to the manufacture of Metoprolol and that the scheme liability claims alleged against certain individual defendants should be dismissed. The Court of Appeals reversed and remanded the remainder of the action holding that plaintiffs had adequately plead that the Company’s statements regarding the Company’s compliance with FDA regulations and cGMP were false or misleading. The Court also directed the District Court to grant Plaintiff’s motion to amend its complaint.  The parties agreed to settle this matter for $12.5, payable entirely by the Company’s third party insurance.  On December 20, 2013, Plaintiffs moved for preliminary approval of the proposed class action settlement.  The Court granted preliminary approval of the settlement on January 28, 2014. On April 23, 2014, the parties participated in a fairness hearing, and the Court certified the class for purposes of settlement and entered orders approving the settlement and attorneys’ fees as agreed.

On October 19, 2011, plaintiff Frank Julianello filed a complaint against the Company and certain individual defendants, in the United States District Court for the Eastern District of Missouri, alleging violations of the anti-fraud provisions of the federal securities laws on behalf of all purchasers of the publicly traded securities of the Company between February 14, 2011 and April 4, 2011. The complaint alleges class members were damaged by paying artificially inflated stock prices due to the Company’s purportedly misleading statements regarding Makena® related to access and exclusivity.  On October 31, 2011, plaintiff Ramakrishna Mukku filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, alleging violations of the anti-fraud provisions of the federal securities laws on behalf of all purchasers of the publicly traded securities of the Company between February 14, 2011 and April 4, 2011. The complaint alleges class members were damaged by paying artificially inflated stock prices due to the Company’s purportedly misleading statements regarding Makena® related to access and exclusivity. On November 2, 2011, plaintiff Hoichi Cheong filed a complaint against the Company, in the United States District Court for the Eastern District of Missouri, on behalf of purchasers of the securities of the Company, who purchased or otherwise acquired K-V securities between February 14, 2011 and April 4, 2011, seeking to pursue remedies under the Exchange Act. The complaint alleges class members were damaged by purchasing artificially inflated stock prices due to the Company’s purportedly misleading statements regarding Makena® related to access and exclusivity. On March 8, 2012, the Julianello, Mukku and Cheong cases were consolidated and the consolidated action is now styled In Re K-V Pharmaceutical Company Securities Litigation, Case No. 11CV1816 AGF.  On May 4, 2012, the Court approved the Anderson Family’s motion to be appointed the Lead Plaintiff in the matter.  On April 22, 2013, the individual defendants moved to dismiss the complaint and oral argument was held before the Court on November 26, 2013.  Pursuant to the Plan, the Company’s liability is limited to the extent of any applicable insurance policies.  However, the Company has indemnification obligations to certain of its current and former officers who were named as co-defendants.  On March 27, 2014, the Court entered an order granting the Company’s motion to dismiss the class action complaint without prejudice to the Plaintiffs’ ability to file a second amended complaint with respect to a limited issue of whether the Company’s statements about the Company’s financial assistance program for Makena were materially false or misleading.  On April 16, 2014, the Plaintiff’s filed a motion to reconsider asking the Court to reconsider its order restricting the scope of Plaintiff’s ability to amend its complaint.  The Court denied Plaintiff’s motion to reconsider and entered a judgment granting the Company’s motion to dismiss on June 6, 2014.  On July 1, 2014, Plaintiffs filed a Notice of Appeal with the Court and briefs have been submitted to the Court.  The Court has not set a date for oral argument.

On November 15, 2011, plaintiffs Phil and Martha Tompkins filed a verified shareholder derivative complaint in the United States District Court, Eastern District of Missouri, against the Company, its Board of Directors and certain officers alleging breach of fiduciary duties and other misconduct from February 14, 2011 to April 4, 2011.  The complaint alleged a breach of fiduciary duties including by making, and allowing the making of, materially false and misleading statements to the investing public related to Makena® and its access and exclusivity.  Defendants, including the Company and certain of its directors and officers, moved to dismiss the amended complaint on March 12, 2012.  On April 8, 2014, the Court entered an order approving the Company’s unopposed motion to dismiss the complaint.  The Company believes this matter is closed.

The Company and/or ETHEX are named defendants in one remaining unsettled product liability lawsuit that relates to the voluntary product recalls initiated by the Company in late 2008 and early 2009. The plaintiff in this lawsuit, as well as dozens of others that are now settled or dismissed, alleged damages as a result of the ingestion of purportedly oversized tablets allegedly distributed in 2007 and 2008.  Plaintiffs’ allegations of liability were based on various theories of recovery, including, but not limited to strict liability, negligence, various breaches of warranty, misbranding, fraud and other common law and/or statutory claims.  The Company possesses third party product liability insurance, which the Company believes is applicable to the claims in this remaining lawsuit and this lawsuit has been settled in principle for an allowed general unsecured claim in the Company’s bankruptcy proceedings and a payment from the Company’s insurer.  A few other similar lawsuits have been settled, but not yet formally dismissed, for either an allowed general unsecured claim in the Company’s bankruptcy proceedings or for a combination of an allowed general unsecured claim and an amount to be paid by the Company’s third party product liability insurance carrier under the applicable policy.

On March 19, 2014, the Company filed a complaint for damages, declaratory judgment and injunctive relief against Marc Hermelin and Greg and Lisa Kenley as trustees to the Marc S. Hermelin Irrevocable Trust dated June 7, 1999.  The petition concerns certain Split Dollar Agreements entered into between Hermelin and the Company that govern the ownership, collateral interest, repayment terms and tax treatment of certain life insurance policies provided to Hermelin under the Agreements subject to certain restrictions and rights held by the Company.  The Company seeks to have the cash surrender value received by the 1999 Hermelin Irrevocable Trust as a result of the surrender of one of the life insurance policies held under the 1999 Split Dollar Agreement to repay premiums made by the Company thereunder.  The Company also seeks declaratory judgment regarding the remaining five policies under the 1999 Split Dollar Agreement as well as previous Split Dollar Agreements requesting the Court order that KV is entitled to immediate payment of the cash surrender value up to the amount it paid in premiums under each policy for certain policies, and the greater of the premiums paid by the Company or the cash surrender value for other applicable policies.  On March 20, 2014, the Court heard the parties arguments on the Company’s motion for injunctive relief and entered an order granting a temporary restraining order with respect to the approximate $1.1 cash surrender value received from the surrender of the insurance policy and ordering that those funds remain in the account for the 1999 Hermelin Irrevocable Trust until the matter is heard before the Court.  On April 15, 2014, Defendants filed a motion to dismiss or alternatively a motion for summary judgment. The Company and Mr. Hermelin reached a settlement on September 15, 2014 regarding the remaining five policies under the 1999 Split Dollar Agreement as well as previous Split Dollar Agreements.  Based on the settlement agreement, the Company was awarded $2.6 which resulted in a $3.6 gain after the associated liability for the future payments was also relieved, which is included in Interest and other expense (income) in the Condensed Consolidated Statement of Operations.

There are uncertainties and risks associated with all litigation and there can be no assurance the Company will prevail in any particular litigation.

14.       Subsequent Events

The Company has evaluated subsequent events through January 9, 2015, which is the date these condensed consolidated financial statements were available to be issued.

On October 7, 2014, the Company made a voluntarily principal payment of $25.0 on the First Lien Term Loan to repay the loan in full.

On October 31, 2014, the sale of the Women’s Health division to Elan was completed.  In consideration for the divested assets, Elan paid cash of $83.0, which includes $1.0 from the excess net working capital and other liabilities on the close date as compared to the target in the purchase agreement, subject to possible adjustment. At the closing of the transaction, Elan deposited $9.2 of the purchase price in an escrow arrangement for post-closing indemnification and operating working capital purposes, which the Company recorded as restricted cash and deferred income until certain post-closing matters were resolved.

On November 12, 2014, AMAG completed its acquisition of the rest of the Company for $600.0 in cash and $112.0 estimated value of AMAG common stock, and additional contingent consideration of up to $350.0 based on the achievement of sales milestones.